Exhibit 99.1
FARO Announces First Quarter Financial Results
•Revenue of $82.9 million, at the upper end of guidance range
•Gross margin of 57.0%; Non-GAAP gross margin 57.7%, above guidance range
•Earnings per share of $0.05; Non-GAAP earnings per share (“EPS”) of $0.33, above guidance range
•Cash flow from operations of $5.0 million

LAKE MARY, FL, April 24, 2025 - FARO® Technologies, Inc. (Nasdaq: FARO), a global leader in 4D digital reality solutions, today announced its financial results for the first quarter ended March 31, 2025.
“We’re very pleased with our strong start to the year, with our first quarter financial results exceeding our expectations and reflecting the successful execution of our strategic growth initiatives,” said Peter Lau, President & Chief Executive Officer. “Q1 was an inflection point for FARO, with increasing traction from refreshed products, coupled with the introduction of new solutions and the signing of two impactful partnerships contributing to 6% year-over-year net orders growth. As a result, we delivered GAAP net income of $0.9 million and $12.5 million of adjusted EBITDA, or 15.0% of revenue, surpassing our forecasts. As we look ahead, we remain focused on executing our growth strategy, even amidst continued macroeconomic uncertainty. Our recent product launches, including the Leap ST in January for metrology workflows and Blink last week for digital reality workflows, expand our addressable opportunity and we believe position us well to drive sustained, long-term organic growth.”
First Quarter 2025 Financial Summary
•Total sales of $82.9 million, down 1.6% year over year
•Gross margin of 57.0%, compared to 51.4% in the prior year period
•Non-GAAP gross margin of 57.7%, compared to 51.8% in the prior year period
•Operating expenses of $43.4 million, compared to $48.6 million in the prior year period
•Non-GAAP operating expenses of $38.5 million, compared to $40.7 million in the prior year period
•Net income of $0.9 million, or $0.05 per share compared to net loss of $7.3 million, or $(0.38) per share in the prior year period
•Non-GAAP net income of $6.4 million, or $0.33 per share compared to non-GAAP net income of $1.7 million, or $0.09 per share in the prior year period
•Adjusted EBITDA of $12.5 million, or 15.0% of total sales compared to $5.6 million, or 6.6% of total sales in the prior year period

•Cash, cash equivalents & short-term investments of $102.6 million compared to $98.7 million as of December 31, 2024
* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
Outlook for the Second Quarter 2025

For the second quarter ending June 30, 2025, FARO currently expects:
•Revenue in the range of $79 to $87 million
•Gross margin in the range of 56.5% to 58.0%. Non-GAAP gross margin in the range of 57.0% to 58.5%
•Operating expenses in the range of $45.0 to $47.0 million. Non-GAAP operating expenses in the range of $38.5 to $40.5 million
•Net (loss) income per share in the range of ($0.20) to $0.00. Non-GAAP net income per share in the range of $0.20 to $0.40.
Conference Call
The Company will host a conference call to discuss these results on Thursday, April 24, 2025, at 8:00 a.m. ET. Interested parties can access the conference call by dialing (800) 245-3047 (U.S.) or +1 (203) 518-9765 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO's website at: https://www.faro.com/en/About-Us/Investor-Relations/Financial-Events-and-Presentations
A replay webcast will be available in the Investor Relations section of the Company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.
About FARO
For over 40 years, FARO has provided industry-leading technology solutions that enable customers to measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision, and immediacy. For more information, visit www.faro.com.
Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share, exclude the impact of purchase accounting intangible amortization expense, stock-based compensation, restructuring and other charges, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.

In addition, we present EBITDA, which is calculated as net income (loss) before interest (income) expense, net, income tax benefit (expense) and depreciation and amortization, and Adjusted EBITDA, which is calculated as

EBITDA, excluding other (income) expense, net, stock-based compensation, and restructuring and other charges, as measures of our operating profitability. The most directly comparable GAAP measure to EBITDA and Adjusted EBITDA is net income (loss). We also present Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percent of total sales.

We have included non-GAAP total sales on a constant currency basis. The most directly comparable GAAP measure to total sales on a constant currency basis is total sales. We believe constant currency information is useful in analyzing underlying trends in our business and the commercial performance of our products by eliminating the impact of highly volatile fluctuations in foreign currency markets and allows for period-to-period comparisons of our performance. For simplicity, we may elect to omit this information in future periods if we determine a lack of material impact. To present this information, current period performance for entities reporting in currencies other than U.S. dollars are converted to U.S. dollars at the exchange rate in effect during the last day of the prior comparable period.

Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP.

These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the outlook for the second quarter of 2025, demand for and customer acceptance of FARO’s products, FARO’s product development and product launches, FARO's growth, strategic and restructuring plans and initiatives, including but not limited to the additional restructuring charges expected to be incurred in connection with our restructuring and integration plans and the timing and amount of cost savings and other benefits expected to be realized from the restructuring and integration plans and other strategic initiatives, and FARO’s growth potential and profitability. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its strategic plan and our 2024 Restructuring Plan, including but not limited to additional impairment charges including existing leasehold improvements and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the effect of any changes in our executive management team and the loss of any of our executive officers or other key personnel, which may be impacted by factors such as our inability to competitively address inflationary pressures on employee compensation and flexibility in employee work arrangements, including the impact of our 2025 "return to office" policy;
•the outcome of any litigation to which the Company is or may become a party;
•loss of future government sales;
•potential impacts on customer and supplier relationships and the Company's reputation;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of general economic and financial market conditions, including in response to public health concerns;
•assumptions regarding the Company’s financial condition or future financial performance may be incorrect;
•the impact of fluctuations in foreign exchange rates and inflation rates; and
•other risks and uncertainties discussed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 24, 2025, as supplemented by the Company’s Quarterly Reports on Form 10-Q, and in other SEC filings.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts
FARO Technologies, Inc.
Matthew Horwath, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
(in thousands, except share and per share data)	March 31, 2025	March 31, 2024
Sales
Product	$62,975	$63,536
Service	19,888	20,708
Total sales	82,863	84,244
Cost of sales
Product	26,153	30,452
Service	9,473	10,485
Total cost of sales	35,626	40,937
Gross profit	47,237	43,307
Operating expenses
Selling, general and administrative	33,818	39,593
Research and development	9,485	9,024
Restructuring costs	120	—
Total operating expenses	43,423	48,617
Income (loss) from operations	3,814	(5,310)
Other (income) expense
Interest expense, net	888	831
Other (income) expense, net	467	25
Income (loss) before income tax	2,459	(6,166)
Income tax expense	1,553	1,101
Net income (loss)	$906	$(7,267)
Net income (loss) per share - Basic	$0.05	$(0.38)
Net income (loss) per share - Diluted	$0.05	$(0.38)
Weighted average shares - Basic	19,052,385	19,046,855
Weighted average shares - Diluted	19,732,364	19,046,855

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$92,445	$88,703
Short-term investments	10,189	9,999
Accounts receivable, net	85,669	87,022
Inventories, net	33,272	32,121
Prepaid expenses and other current assets	33,610	30,326
Total current assets	255,185	248,171
Non-current assets:
Property, plant and equipment, net	18,777	18,767
Operating lease right-of-use assets	19,196	15,880
Goodwill	108,664	106,555
Intangible assets, net	43,459	44,133
Service and sales demonstration inventory, net	23,265	22,760
Deferred income tax assets, net	23,090	23,005
Other long-term assets	3,393	3,734
Total assets	$495,029	$483,005
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,346	$27,336
Accrued liabilities	25,121	27,735
Income taxes payable	7,937	6,736
Current portion of unearned service revenues	41,763	41,590
Customer deposits	4,633	4,989
Lease liabilities	4,784	4,474
Total current liabilities	110,584	112,860
Loan - 5.50% Convertible Senior Notes	70,378	70,267
Unearned service revenues - less current portion	19,962	19,886
Lease liabilities - less current portion	16,902	14,056
Deferred income tax liabilities	15,478	14,809
Income taxes payable - less current portion	1,530	1,485
Other long-term liabilities	28	32
Total liabilities	234,862	233,395
Commitments and contingencies
Shareholders’ equity:
Common stock - par value $0.001, 50,000,000 shares authorized; 21,187,604 and 20,916,723 issued, respectively; 19,225,837 and 18,954,956 outstanding, respectively	20	20
Additional paid-in capital	361,891	358,133
Retained earnings	(17,949)	(18,855)
Accumulated other comprehensive loss	(43,126)	(49,019)
Common stock in treasury, at cost - 1,961,767 and 1,961,767 shares held, respectively	(40,669)	(40,669)
Total shareholders’ equity	260,167	249,610
Total liabilities and shareholders’ equity	$495,029	$483,005

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash flows from:
Operating activities:
Net income (loss)	$906	$(7,267)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,212	3,621
Stock-based compensation	3,758	4,539
Deferred income tax (benefit) and other non-cash charges	114	(805)
Provision for excess and obsolete inventory	46	152
Amortization of debt discount and issuance costs	111	112
Loss on disposal of assets	448	96
(Reversal of) provisions for bad debts	(21)	300
Change in operating assets and liabilities:
Decrease (Increase) in:
Accounts receivable	3,305	1,405
Inventories	153	1,957
Prepaid expenses and other current assets	(2,973)	5,587
(Decrease) Increase in:
Accounts payable and accrued liabilities	(4,541)	(5,721)
Income taxes payable	1,131	783
Customer deposits	(455)	819
Unearned service revenues	(1,013)	1,282
Other liabilities	(150)	(285)
Net cash provided by operating activities	5,031	6,575
Investing activities:
Purchases of property and equipment	(1,342)	(1,323)
Cash paid for technology development, patents and licenses	(1,452)	(1,442)
Net cash provided by (used in) investing activities	(2,794)	(2,765)
Financing activities:
Payments on finance leases	(14)	(40)
Net cash used in financing activities	(14)	(40)
Effect of exchange rate changes on cash and cash equivalents	1,519	(1,039)
Increase in cash and cash equivalents	3,742	2,731
Cash and cash equivalents, beginning of period	88,703	76,787
Cash and cash equivalents, end of period	$92,445	$79,518

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended March 31,
(dollars in thousands, except per share data)	2025	2024
Gross profit, as reported	$47,237	$43,307
Stock-based compensation (1)	405	330
Restructuring and other costs (2)	169	8
Non-GAAP adjustments to gross profit	574	338
Non-GAAP gross profit	$47,811	$43,645
Gross margin, as reported	57.0%	51.4%
Non-GAAP gross margin	57.7%	51.8%

Selling, general and administrative, as reported	$33,818	$39,593
Stock-based compensation (1)	(2,725)	(3,942)
Restructuring and other costs (2)	(393)	(2,708)
Purchase accounting intangible amortization	(385)	(543)
Non-GAAP selling, general and administrative	$30,315	$32,400

Research and development, as reported	$9,485	$9,024
Stock-based compensation (1)	(628)	(267)
Purchase accounting intangible amortization	(670)	(489)
Non-GAAP research and development	$8,187	$8,268

Operating expenses, as reported	$43,423	$48,617
Stock-based compensation (1)	(3,353)	(4,209)
Restructuring and other costs (2)	(513)	(2,708)
Purchase accounting intangible amortization	(1,055)	(1,032)
Non-GAAP adjustments to operating expenses	(4,921)	(7,949)
Non-GAAP operating expenses	$38,502	$40,668

Income (loss) from operations, as reported	$3,814	$(5,310)
Non-GAAP adjustments to gross profit	574	338
Non-GAAP adjustments to operating expenses	4,921	7,949
Non-GAAP income from operations	$9,309	$2,977

Net income (loss), as reported	$906	$(7,267)
Non-GAAP adjustments to gross profit	574	338
Non-GAAP adjustments to operating expenses	4,921	7,949
Income tax effect of non-GAAP adjustments (3)	(1,087)	(2,072)
Other tax adjustments (3)	1,105	2,748
Non-GAAP net income	$6,419	$1,696

Net income (loss) per share - Diluted, as reported	$0.05	$(0.38)
Stock-based compensation (1)	0.19	0.24
Restructuring and other costs (2)	0.03	0.14
Purchase accounting intangible amortization	0.06	0.06
Income tax effect of non-GAAP adjustments (3)	(0.06)	(0.11)
Other tax adjustments (3)	0.06	0.14
Non-GAAP net income per share - Diluted	$0.33	$0.09

(1) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(2) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. On February 7, 2023, our Board of Directors approved an integration plan (the “Integration Plan”), which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits. Substantially all of our planned activities under the Restructuring Plan and the Integration Plan are complete. On November 1, 2024, our Board of Directors approved a restructuring plan (the “2024 Restructuring Plan”), which is intended to support its strategic plan in an effort to improve operating performance and streamline and simplify operations, particularly around our redundant operations and underperforming countries primarily driven by economic and demand challenges in the manufacturing and construction sectors.

(3) The Income tax effect of non-GAAP adjustments is calculated by applying a statutory tax rate to Non-GAAP adjustments, including Stock-based compensation, Restructuring and other costs, non-recurring Inventory reserve charges, and Purchase accounting intangible amortization and fair value adjustments. In addition, when estimating our Non-GAAP income tax rate, we exclude the impact of items that impact our reported income tax rate that we do not believe are representative of our ongoing operating results, including the impact of valuation allowances we are currently recording in certain jurisdictions and certain discrete items such as adjustments to uncertain tax position reserves, as these items are difficult to predict and can impact our effective income tax rate. Specifically, Other tax adjustments during the three months ended March 31, 2025 were comprised of $0.6 million related to the impact of valuation allowance adjustments and $0.5 million related to other items, including equity based compensation book to tax differences, non-GAAP adjustments impact on Global intangible low-taxed income and Prepaid tax on intercompany profit. In 2024, Other tax adjustments during the three months ended March 31, 2024 were comprised of $2.7 million related to the impact of valuation allowance adjustments.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2025	2024
Net income (loss)	$906	$(7,267)
Interest expense, net	888	831
Income tax expense	1,553	1,101
Depreciation and amortization and fair value adjustments	4,212	3,621
EBITDA	7,559	(1,714)
Other expense, net	467	25
Stock-based compensation	3,758	4,539
Restructuring and other costs (1)	682	2,716
Adjusted EBITDA	$12,466	$5,566
Adjusted EBITDA margin (2)	15.0%	6.6%

(1) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. On February 7, 2023, our Board of Directors approved an integration plan (the “Integration Plan”), which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits. Substantially all of our planned activities under the Restructuring Plan and the Integration Plan are complete. On November 1, 2024, our Board of Directors approved a restructuring plan (the “2024 Restructuring Plan”), which is intended to support its strategic plan in an effort to improve operating performance and streamline and simplify operations, particularly around our redundant operations and underperforming countries primarily driven by economic and demand challenges in the manufacturing and construction sectors.

(2) Calculated as Adjusted EBITDA as a percentage of total sales.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
KEY SALES MEASURES
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2025	2024
Total sales to external customers as reported
Americas (1)	$36,008	$37,228
EMEA (1)	25,108	25,435
APAC (1)	21,747	21,581
	$82,863	$84,244

	Three Months Ended March 31,
(in thousands)	2025	2024
Total sales to external customers in constant currency (2)
Americas (1)	$36,797	$37,261
EMEA (1)	25,338	25,274
APAC (1)	21,921	21,422
	$84,056	$83,957

(1) Regions represent North America and South America (“Americas”); Europe, the Middle East, and Africa (“EMEA”); and the Asia-Pacific (“APAC”).

(2) We compare the change in the sales from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect during the last day of the prior comparable period, rather than the actual exchange rates in effect during the respective periods.

	Three Months Ended March 31,
(in thousands)	2025	2024

Hardware	$52,589	$52,616
Software	10,386	10,920
Service	19,888	20,708
Total Sales	$82,863	$84,244

Hardware as a percentage of total sales	63.5%	62.5%
Software as a percentage of total sales	12.5%	13.0%
Service as a percentage of total sales	24.0%	24.6%

Total Recurring Revenue (3)	$17,299	$16,717
Recurring revenue as a percentage of total sales	20.9%	19.8%

(3) Recurring revenue is comprised of hardware service contracts, software maintenance contracts, and subscription based software applications.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2025	2024
Net cash provided by operating activities	$5,031	$6,575
Purchases of property and equipment	(1,342)	(1,323)
Cash paid for technology development, patents and licenses	(1,452)	(1,442)
Free Cash Flow	2,237	3,810
Restructuring and other cash payments (1)	905	403
Adjusted Free Cash Flow	$3,142	$4,213

(1) On February 7, 2023, our Board of Directors approved the Integration Plan, which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits associated with the Restructuring Plan, Integration Plan, and executive transitions. On November 1, 2024, our Board of Directors approved a restructuring plan (the “2024 Restructuring Plan”), which is intended to support its strategic plan in an effort to improve operating performance and streamline and simplify operations, particularly around our redundant operations and underperforming countries primarily driven by economic and demand challenges in the manufacturing and construction sectors.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF OUTLOOK - GAAP TO NON-GAAP

	Fiscal quarter ending June 30, 2025
	Low	High
GAAP gross margin	56.5%	58.0%
Stock-based compensation	0.5%	0.5%
Non-GAAP gross margin	57.0%	58.5%

	Fiscal quarter ending June 30, 2025
(in thousands)	Low	High
GAAP operating expenses	$45,000	$47,000
Stock-based compensation	(3,300)	(3,300)
Purchase accounting intangible amortization	(1,200)	(1,200)
Restructuring and other costs	(2,000)	(2,000)
Non-GAAP operating expenses	$38,500	$40,500

	Fiscal quarter ending June 30, 2025
	Low	High
GAAP diluted earnings per share range	$(0.20)	$0.00
Stock-based compensation	0.19	0.19
Purchase accounting intangible amortization	0.06	0.06
Restructuring and other costs	0.10	0.10
Non-GAAP tax adjustments	0.05	0.05
Non-GAAP diluted earnings per share	$0.20	$0.40